UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2016
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2016, Nu Skin Enterprises, Inc. (the "Company" or "Nu Skin") entered into an investment agreement (the "Investment Agreement") with Ping An ZQ China Growth Opportunity Limited ("Ping An ZQ"), a Cayman Island company owned by a consortium of investors led by Ping An of China Securities (Hong Kong) Company Ltd. and ZQ Capital Limited, relating to the issuance to Ping An ZQ of $210 million principal amount of convertible 4.75% senior notes, due 2020 (the "Notes"). The transactions contemplated by the Investment Agreement (the "Investment Transactions") are expected to close by June 21, 2016 (the "Closing"), subject to satisfaction of customary closing conditions as set forth in the Investment Agreement.

Issuance of Convertible Notes

The Notes are expected to be governed by an indenture (the "Indenture") between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"), and will bear interest at a rate of 4.75% per annum, payable semiannually in cash. The notes will mature in 2020 subject to earlier conversion and will be general unsecured obligations of Nu Skin.

Beginning six months after their initial issuance, the Notes will be convertible at the holder's discretion at a conversion rate of 21.51 per $1,000 principal amount of the Notes (which represents an initial conversion price of $46.50 per share), in each case subject to customary anti-dilution adjustments. So long as the Notes are held by Ping An ZQ, any conversion of the Notes will be satisfied by cash in respect of the principal amount of Notes converted and any accrued and unpaid interest to such date and shares of the Company's common stock (the "Common Stock") in respect to all additional amounts. Conversion of Notes by any other holders may be into cash, Common Stock or a combination of cash and Common Stock, at the Company's option.

Upon a change in control of the Company or the failure of the Common Stock to be listed on certain stock exchanges, the holders of the Notes may require that the Company repurchase all or part of the principal amount of the Notes at a purchase price equal to 108% of the principal amount plus accrued and unpaid interest. In addition, the Company may redeem all or part of the principal amount of the Notes, at its option, at a purchase price equal to the principal amount plus accrued and unpaid interest, provided that the closing trading price of the Common Stock exceeds 180% of the then-current conversion price for 20 or more trading days in the 30 consecutive trading day period preceding the Company's exercise of this redemption right (including the last three such trading days).

The Indenture will include customary events of default, which may result in the acceleration of the maturity of the Notes under the Indenture.

Standstill and Voting Obligations

Pursuant to the Investment Agreement, Ping An ZQ has agreed, subject to certain exceptions, that until the earliest of (i) the effective date of a change of control of the Company and (ii) the date Ping An ZQ and its affiliates collectively hold or beneficially own less than 50% of the Common Stock (on an as-converted basis) owned by Ping An ZQ immediately following the Closing (the "Standstill Period"), Ping An ZQ will not, among other things: (A) acquire any securities of the Company if, immediately after such acquisition, Ping An ZQ (together with its affiliates) would collectively own in the aggregate more than 15% of the then outstanding voting securities of the Company, (B) propose or seek to effect any tender or exchange offer, merger or other business combination involving the Company or its securities, or make any public statement with respect to such transaction, (C) make, or in any way participate in any "proxy contest" or other solicitation of proxies, (D) sell, transfer or otherwise dispose of any voting securities of the Company to any person who is (or will become upon consummation of such sale, transfer or other disposition) a beneficial owner of 10% or more of the outstanding voting securities of the Company, or (E) call or seek to call any meeting of stockholders or other referendum or consent solicitation.

In addition, Ping An ZQ has agreed to vote, at their election, any shares of Common Stock beneficially owned by it either (a) in accordance with the recommendations of the Board or (b) in proportion to the vote of the Company's other stockholders, at each meeting of stockholders of the Company or pursuant to any action by written consent.

Participation Rights

Pursuant to the Investment Agreement, the Company has agreed, subject to certain exceptions, that until such time as Ping An ZQ no longer has a representative or rights to have a representative on the Board, Ping An ZQ will have the option to purchase any or all of any proposed issuance by the Company of any equity security or instrument convertible into or exchangeable for any equity security; provided, that if such proposed issuance is expected to be purchased by only one group of investors Ping An ZQ may not elect to purchase less than all of such proposed issuance.

Conversion and Transfer Restrictions / Registration Rights

The Investment Agreement restricts Ping An ZQ's ability to transfer or convert the Notes to Common Stock, subject to certain exceptions specified in the Investment Agreement and summarized below.

Prior to the earlier of (i) the eighteen-month anniversary of the Closing, (ii) a change of control of the Company, (iii) the date the Company issues shares of Common Stock, or any security or instrument convertible into or exercisable or exchangeable for Common Stock, to any person or "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) that results or, if converted, exercised or exchanged on the date of issuance, would result in such person or "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) beneficially owning more than 10% of the outstanding Common Stock at the time of such issuance, (iv) the date the Company's stockholders fail to elect the director Ping An ZQ has nominated to the Board at any meeting of the stockholders of the Company at which such nominee has been nominated for election pursuant to the Investment Agreement, (v) the date on which the closing trading price of the Common Stock exceeds 180% of the then-current conversion price for 20 or more trading days in the 30 consecutive trading day period (including the last three such trading days), and (vi) the date the Company issues shares of Common Stock or any security or instrument convertible into or exercisable or exchangeable for Common Stock to any person at a price per share of Common Stock or at an effective price per share of Common Stock upon conversion, exercise or exchange thereof that is less than the then-current conversion price or enters into a definitive agreement for a transaction that, if consummated, would result in the foregoing, Ping An ZQ will be restricted from transferring or entering into an agreement that transfers the Notes or the economic consequences of ownership of the Notes.  Until the six-month anniversary of the Closing, Ping An ZQ is also prohibited from converting the Notes barring the public disclosure or announcement of the entry by the Company into a definitive agreement for a transaction that, if consummated, would result in a change in control. These restrictions shall not apply to, among others (x) transfers to affiliates or the Company or (y) pledges of the Notes or the satisfaction of obligations related to pledged Notes, in each case, in connection with one or more bona fide loan.

Subject to certain limitations, the Investment Agreement provides Ping An ZQ with certain registration rights for the shares of Common Stock issuable upon conversion of the Notes.

The foregoing description of the Investment Agreement is qualified in its entirety by reference to the Investment Agreement (including the form of Indenture attached as Exhibit A thereto), which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On June 14, 2016 the Company entered into the Investment Agreement, pursuant to which it agreed to sell $210 million principal amount of the Notes to Ping An ZQ in a private placement pursuant to a safe harbor from registration provided by Regulation S under the Securities Act of 1933, as amended. The Company will rely on this safe harbor based in part on representations made by Ping An ZQ in the Investment Agreement that it is not a U.S. Person for the purposes of Regulation S.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 15, 2016, the Company issued a press release announcing the Investment Transactions. A copy of this press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Forward-looking Statements. This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the Company's current expectations and beliefs. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws and include, but are not limited to, the Investment Transactions; the anticipated timing for the closing of the Investment Transactions; statements of expectations regarding the Investment Transactions, including their benefits and its impact on shareholder value; and statements regarding the Company's anticipated use of proceeds and the timing of such use.  In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "project," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," "may," "might," the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, any failure to meet the closing conditions or for the parties to consummate the Investment Transactions.

The Company's forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements set forth the Company's beliefs as of the date that such information was first provided, and the Company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Investment Agreement, by and among Nu Skin Enterprises, Inc. and Ping An ZQ China Growth Opportunity Limited, dated as of June 14, 2016.

99.1	Press Release announcing the Investment Transaction, dated June 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Ritch Wood
Ritch Wood
 Chief Financial Officer

Date:  June 15, 2016

EXHIBIT INDEX

Exhibit No. Exhibit Description
10.1	Investment Agreement, by and among Nu Skin Enterprises, Inc. and Ping An ZQ China Growth Opportunity Limited, dated as of June 14, 2016.

99.1	Press Release announcing the Investment Transaction, dated June 15, 2016.